UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):    March 9, 2005

    Roberts Realty Investors, Inc.
(Exact Name of Registrant as Specified in Its Charter)

    Georgia
(State or Other Jurisdiction of Incorporation)

001-13183	56-2122873
(Commission File Number)	(IRS Employer Identification No.)

450 Northridge Parkway, Suite 302, Atlanta, Georgia (Address of Principal Executive Offices)	30350 (Zip Code)

    (770) 394-6000
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      [  ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      [  ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      [  ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      [  ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry Into a Material Definitive Agreement

On March 9, 2005, the compensation committee of the board of directors of Roberts Realty Investors, Inc. approved the annual base salaries for 2005, effective January 1, 2005, of the company’s executive officers after a review of the company’s performance and competitive market data. The following table sets forth the annual base salaries of Charles S. Roberts and Greg M. Burnett, the company’s only executive officers, for 2005 and 2004:

		Base
Name and Position	Year	Salary ($)

Charles S. Roberts	2005	150,000
President and Chief Executive Officer	2004	150,000

Greg M. Burnett	2005	100,000
Chief Financial Officer	2004	89,388 *

_____________
*Mr. Burnett worked less than a full year in 2004; the amount paid to him in 2004 was based on an annualized salary of $100,000.

The compensation committee further determined that Mr. Roberts would not receive any additional bonus for his 2004 performance, noting that Mr. Roberts earned two bonuses in 2004: (a) a $300,000 bonus for the sale of five apartment communities to Colonial Properties Trust and (b) $300,000 for the sale of the company’s St. Andrews at the Polo Club apartment community.

Signatures

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

ROBERTS REALTY INVESTORS, INC.

Dated: March 15, 2005	By: /s/ Greg M. Burnett Greg M. Burnett Chief Financial Officer

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